UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2012

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 24, 2012, Carphone Warehouse Group plc (“CPW”) released its interim management statement for its fiscal third quarter ended December 31, 2011. In the news release, CPW reported its fiscal third quarter financial results and outlook, which included financial results of Best Buy Europe, a venture between Best Buy Co., Inc. (“Best Buy” or the “registrant”) and CPW, which is owned 50% by the registrant. Figures for Best Buy Europe are presented by CPW in accordance with International Financial Reporting Standards and do not reflect accounting principles generally accepted in the United States of America (“US GAAP”) or include purchase accounting applied by the registrant. As such, the figures presented by CPW for Best Buy Europe do not necessarily reflect the results that will be reported by the registrant in its consolidated statements of earnings. The registrant will report the results of Best Buy Europe in accordance with US GAAP for the 13 weeks ended December 31, 2011, within its fiscal 2012 fourth quarter results, as Best Buy Europe is consolidated on a two-month reporting lag. It is the registrant's policy to accelerate recording the effect of significant intervening events occurring in the lag period that materially affect its consolidated financial statements. As such, the registrant's quarterly results, which include the results of Best Buy Europe in accordance with US GAAP, may differ from those reported by CPW due to the impact of recording these intervening events.

As reported on its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on November 7, 2011 (the "Previous Report"), Best Buy and CPW agreed to strategic and commercial changes in respect of their interests in Best Buy Europe. The registrant subsequently filed an amendment to the Previous Report with the SEC on December 12, 2011, announcing that Best Buy and CPW had entered into an Implementation Agreement to implement the material elements described in the Previous Report. As reported on its Current Report on Form 8-K filed with the SEC on December 27, 2011, CPW posted a circular seeking shareholder approval for these changes. In the news release issued on January 24, 2012, CPW reported that its shareholders approved the aforementioned changes at a general meeting. With this contingency now removed, the registrant expects to complete the $1.3 billion purchase of CPW's contractual interest in the profit share-based management fee (paid to Best Buy Europe under the 2007 Best Buy Mobile agreement), as well as the other transactions announced in the Previous Report, on January 25, 2012.

The news release issued by CPW on January 24, 2012, is furnished as Exhibit No. 99 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section unless the registrant specifically incorporates it by reference in a document filed under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended.

The registrant’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Some of the matters discussed in this Current Report on Form 8-K (including Exhibit No. 99) constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of CPW, the registrant and/or its management. The registrant's business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to, the risk factors set forth in the registrant’s filings with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following is furnished as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
99
News release issued by Carphone Warehouse Group plc dated January 24, 2012. Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these internet addresses is included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: January 24, 2012	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Senior Vice President, Controller and Chief Accounting Officer

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